Exhibit 99.1

Chief Executive Officer Robert Deuster to Retire Following Appointment of Successor
Mr. Deuster to Continue as a Member of the Board of Directors

NEWPORT BEACH, CA – August 2, 2017 - Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced that its chief executive officer, Robert Deuster, will be retiring, effective upon the appointment of his successor. The Company has retained a nationally known search firm to find his successor. Mr. Deuster will remain as a member of the Board of Directors.

Mr. Deuster commented: “I have thoroughly enjoyed leading the Collectors Universe team these last five years. My decision to retire is prompted by a desire to spend more time with my family.” Mr. Deuster further stated that “I am proud of the strong growth and record earnings we have achieved at Collectors Universe. Each of our businesses is a market leader and we have expanded internationally to increase our long-term growth potential. Moreover, we have established a solid foundation and have in place a strong management team to support the continuing growth of our businesses. I look forward to continuing to serve on the Board and working with our new CEO during the transition.”

“On behalf of the Board, I want to thank Bob for his commitment and many contributions to our company,” said Chairman Clint Allen. “Under his leadership, the company has expanded its business geographically into a growing Asian market. At the same time, Bob has maintained a sharp focus on the bottom line in order to maximize stockholder returns and value, as demonstrated by the Company’s cumulative returns, which exceeded the cumulative returns of the Russell 2000 and its peer group companies over the five-year period ended June 30, 2017.    1 In short, Bob has helped us establish a solid platform for further long term growth, making this an ideal time for a new CEO to take over.”

The Company also reported that the number of collectibles authenticated and graded in fiscal 2017 increased by about 15% from the number authenticated and graded in fiscal 2016.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia, and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectorsuniverse.com and is also published in print.

[1]

Assumes $100 invested on July 1, 2012, with any dividends reinvested, in Collectors Universe, the companies comprising the Russell 2000 Index and an index of 14 peer companies selected by the Company. Cumulative return data was obtained from the 2017 Russell Investment Group.

Collectors Universe, Inc.
August 2, 2017

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion of our operating results in this news release. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: our continued dependence on our coin business which historically has generated more than 60% of our consolidated revenues and a substantial portion of our operating income, making our operating results more vulnerable to conditions that could adversely affect or cause stagnation in the prices of precious metals and collectible coins; the risks that the current economic recovery may stall, or that domestic or international economic conditions may deteriorate as a result of events outside of our control, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that the weakness or volatility of economic conditions in the United States and worldwide will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will, prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering new services and expanding our collectibles authentication and grading businesses into new geographic areas, such as Europe and Asia, will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risks and added complexity of conducting business overseas; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as adverse economic or market conditions, as well as our future financial performance and the cash needs of our business in the future.

Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2016, which we filed with the Securities and Exchange Commission on August 30, 2016, and readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but which in the future may become, material to our business or operating results. Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual Report on Form 10-K, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com